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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement No. 333-78843 on Form S-3 and Registration Statement Nos. 333-36977, 333-47370, 333-75264 and 333-99799 on Form S-8 of The Houston Exploration Company of our report dated June 27, 2003, relating to the financial statements of The Houston Exploration Company 401(k) Plan & Trust as of and for the year ended December 31, 2002 appearing in this annual report on Form 11-K of The Houston Exploration Company 401(k) Plan & Trust for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Houston, Texas
June 27, 2003